PRESS RELEASE

UNITED NATIONAL GROUP, LTD. ANNOUNCES
ARBITRATION AWARD INVOLVING ITS SUBSIDIARY
DIAMOND STATE INSURANCE COMPANY

George Town, Grand Cayman, Cayman Islands, November 29, 2004 – United National Group, Ltd. (Nasdaq: UNGL) today has announced that its subsidiary, Diamond State Insurance Company (“Diamond State”), has received an award in the arbitration matter between Diamond State and Partner Reinsurance Company, Ltd. and Partner Reinsurance Company of the U. S. (collectively “Partner Re”). In the arbitration, Diamond State sought recovery under a reinsurance agreement with Partner Re relative to loss and expenses incurred by Diamond State in litigation brought by Bank of America N.A. and Platinum Indemnity Limited, which was resolved by Diamond State in January 2004. The award directs Partner Re to pay to Diamond State approximately $19.4 million, of which approximately $2.8 million represents legal fees and expenses. Upon payment in full of the arbitration award by Partner Re, Diamond State will make a payment to Partner Re in the amount of approximately $1 million that has been held by Diamond State as an offset against the amount claimed to be owed to Diamond State by Partner Re.

Once payment of this arbitration award is received and given that United National Group, Ltd. also recently received $1.8 million in satisfaction of a reinsurance claim relating to Gulf Underwriters Insurance Company, United National Group, Ltd. will have resolved all outstanding reinsurance disputes in accordance with the amounts at which such matters were reflected in its financial and statutory statements.

About United National Group, Ltd.:
United National Group, Ltd. is a holding company formed under the laws of the Cayman Islands that, through its wholly-owned operating subsidiaries, is a specialty property and casualty insurer with a 44-year operating history in the specialty insurance markets. Its U.S. insurance subsidiaries are either licensed or authorized to write surplus lines or specialty admitted business in all states. Its non-U.S. operations consist of recently formed Barbados-based and Bermuda-based insurance companies.

Safe Harbor statement:

This release contains forward-looking information about United National Group, Ltd. that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, or by discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about future performance, operations, products and services of United National Group, Ltd.

United National Group, Ltd.’s business and operations are subject to a variety of risks, and uncertainties and other factors. Consequently, actual results may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) ineffectiveness of United National Group, Ltd.’s business strategy due to changes in current or future market conditions, (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products, (3) greater frequency or severity of claims and loss activity than United National Group, Ltd.’s underwriting, reserving or investment practices have anticipated, (4) decreased level of demand for United National Group, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers, (5) risks inherent in establishing loss and loss adjustment expense reserves, (6) uncertainties relating to the financial ratings of United National Group, Ltd.’s insurance subsidiaries, (7) uncertainties relating to the cyclical nature of United National Group, Ltd.’s business, (8) the risk that reinsurers may not be able to fulfill obligations and (9) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United National Group, Ltd.’s Annual report on Form 10-K for the fiscal year ended December 31, 2003. United National Group, Ltd. makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Contact:
Richard S. March
General Counsel
United National Group, Ltd.
Phone: 610-660-6816